Exhibit 10.29

AMENDMENT NO. 2 TO
RIGHTS AGREEMENT

This AMENDMENT TO RIGHTS AGREEMENT (the “Amendment”) is made as of March 19, 2004, by and between AEROGEN, INC., a Delaware corporation (the “Company”) and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of June 5, 2001, as amended February 24, 2003 (the “Rights Agreement”);

WHEREAS, pursuant to the Rights Agreement, the Company authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as defined in the Rights Agreement) outstanding at the close of business on June 26, 2001 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, upon the terms and subject to the conditions set forth in the Rights Agreement, and further authorized and directed the issuance of one Right with respect to each Common Share that became outstanding between the Record Date and the earliest to occur of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in the Rights Agreement), which Rights currently expire on June 26, 2011;

WHEREAS, the Company has entered into an agreement (the “Purchase Agreement”) with Xmark Funds, L.P., certain of its affiliates and other investors (the “Investors”) to issue Series A-1 Preferred Stock and Warrants in exchange for approximately $32,500,000, the closing of which is conditioned upon the termination of the Rights and Rights Agreement;

WHEREAS, the Board of Directors of the Company has elected to terminate the Rights Agreement by changing the Final Expiration Date as defined in Section 7(a) of the Rights Agreement from June 26, 2011 to March 19, 2004;

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the Distribution Date (which has not yet occurred), the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights; and

WHEREAS, the Board of Directors has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1.             CAPITALIZED TERMS.  Capitalized but undefined terms used herein shall have the meanings ascribed to them in the Rights Agreement.

2.             AMENDMENT TO RIGHTS AGREEMENT.  The Rights Agreement shall be amended as follows:

2.1           Section 7(a) shall be amended in its entirety to read as follows:

“(a)         The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on March 19, 2004 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.”

2.2           Section 1(a) shall be amended to add the following proviso to the end of the definition of Acquiring Person:

“; provided further, that none of the entities on the attached Schedule 1, nor any transferee of said entities, shall be an Acquiring Person.

2.3           Schedule 1 to the Rights Agreement is attached hereto as Schedule 1.

3.             TERMINATION OF RIGHTS AGREEMENT.  Immediately upon the First Closing (as defined in the Purchase Agreement), the Rights having expired, the parties hereto agree and acknowledge, without further action or deed, that the Rights Agreement shall be terminated and of no further force and effect.  The Company will timely notify the Rights Agent of the First Closing Date.

4.             SUCCESSORS.  All the covenants and provisions in this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.             SEVERABILITY.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.             GOVERNING LAW.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely within such state.

7.             COUNTERPARTS.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first written above.

ATTEST:		AEROGEN, INC.

By:	/s/ Robert S. Breuil	By:	/s/ Jane E. Shaw
Name: Robert S. Breuil		Name: Jane E. Shaw
Title: Chief Financial Officer		Title: President and Chief Executive Officer

ATTEST:		MELLON INVESTOR SERVICES, LLC,
as Rights Agent

By:		By:
Name:		Name:
Title:		Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first written above.

ATTEST:		AEROGEN, INC.

By:		By:
Name: Robert S. Breuil		Name: Jane E. Shaw
Title: Chief Financial Officer		Title: President and Chief Executive Officer

ATTEST:		MELLON INVESTOR SERVICES, LLC,
as Rights Agent

By:	/s/ Cecil Bobey	By:	/s/ Asa Drew
Name: Cecil Bobey		Name: Asa Drew
Title: Assistant Vice President		Title: Assistant Vice President

SCHEDULE 1

•                  Xmark Fund, L.P.

•                  Xmark Fund, Ltd.

•                  TNC Partners II, LLC

•                  HealthCap IV, L.P.

•                  HealthCap IV Bis, L.P.

•                  HealthCap IV KB

•                  OFCO Club IV

•                  Pequot Scout Fund, L.P.

•                  Pequot Navigator Offshore Fund, Inc.

•                  Pequot Navigator Onshore Fund

•                  SF Capital Partners, Ltd.

•                  North Sound Legacy Fund LLC

•                  North Sound Legacy Institutional Fund LLC

•                  North Sound International Ltd.

•                  BayStar Capital II, L.P.

•                  SDS Capital Group SPC, Ltd.

•                  Perceptive Life Sciences Master Fund, Ltd.

•                  Porter Partners, L.P.

•                  EDJ Limited

•                  Winchester Global Trust Company Limited as Trustee for Caduceus Capital Trust

•                  Caduceus Capital II, L.P.

•                  UBS Eucalyptus Fund, L.L.C.

•                  PW Eucalyptus Fund, Ltd.

•                  Finsbury Worldwide Pharmaceutical Trust

•                  HFC SHC Aggressive Fund

•                  Anders D. Hove

•                  Ursus Capital, L.P.

•                  Ursus Offshore Ltd.

•                  Paul W. Brown & Theresa Donovan Brown TTEE Paul & Theresa Brown 1994 Trust dated 10/8/94

•                  ProMed Partners, L.P.

•                  ProMed Partners II, L.P.

•                  ProMed Offshore Fund, Ltd.

•                  Paul Scharfer

•                  David Musket